Exhibit 99.1

Contact:	Joe Schierhorn, Chief Operating Officer
(907) 261-3308

NEWS RELEASE

Richard L. Lowell, Long-Time Northrim BanCorp Director, Dies at Age 74

ANCHORAGE, Alaska - February 12, 2015 - Northrim BanCorp, Inc. (NASDAQ:NRIM) (“Northrim”) today announced that Richard L. Lowell, Director since 1990, passed away on February 10, 2015.

“We are deeply saddened by the passing of Dick Lowell. Dick was one of the original Northrim investors and has been a valued member of our board of directors since the bank opened its doors,” said Marc Langland, Chairman. “He was an outstanding member of the community, and his advice and oversight contributed greatly to our success. We appreciate his longstanding service and extend our deepest sympathies to his family.”

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 14 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 75% of Alaska’s population; and an asset based lending division in Washington. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Elliott Cove Insurance Agency, LLC; Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

www.northrim.com

Transmitted on Globe Newswire on February 12, 2015 at 1:50 p.m. Alaska Time.